EXHIBIT 10.14

                                                                       EXHIBIT D

                                ESCROW AGREEMENT


     ESCROW AGREEMENT made this 23rd day of December, 1993, by and among


Continental Casualty Company, an Illinois corporation ("Continental"), Pacific


Indemnity Company, a California corporation ("Pacific"), and The First National


Bank of Chicago (the "Escrow Agent").




     WHEREAS, Continental, Pacific and Fibreboard Corporation, a Delaware


corporation, have entered into an Agreement dated as of October 12, 1993 (as the same may be amended from time to time, the "Settlement Agreement") relating to the settlement of lawsuits relating to questions of insurance coverage, all as described in the Settlement Agreement;




     WHEREAS, Fibreboard Corporation, Continental, Pacific, the Representative


Plaintiffs (acting by and through Class Counsel) (as such terms are defined in the Glossary attached to the Global Settlement Agreement (as defined below) as


Exhibit A (the "Glossary")) entered into a Global Settlement Agreement as of


August 27, 1993 (as the same may be amended from time to time, the "Global


Settlement Agreement"), relating to the settlement, inter alia, of personal
                                                    ----- ----


injury lawsuits and lawsuits relating to questions of insurance coverage, all as described in the Global Settlement Agreement;

     WHEREAS, the Global Settlement Agreement provides for payment of an aggregate amount of $1,525,000,000 by Continental and Pacific into an escrow account pending further distribution of such funds; and




     WHEREAS, the parties desire to arrange for such escrow and appoint Escrow


Agent as the escrow agent in accordance with the terms hereof.




     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:




     1.  Interpretation and Definitions.  This Escrow Agreement is being

         ------------------------------


executed and delivered pursuant to Section 2.3 of the Global Settlement


Agreement and the Escrow Account created pursuant to this Escrow Agreement is the Escrow Fund referred to therein.  The provisions of this Escrow Agreement shall not in any event be construed so as to enlarge or diminish the rights of any party under the Global Settlement Agreement.  Capitalized terms used and not defined herein have the meanings given to them in the Glossary.




     2.  Appointment and Compensation of Escrow Agent.  Escrow Agent is hereby

         --------------------------------------------


appointed to act as escrow agent in accordance with the terms hereof, and

Escrow Agent hereby accepts such appointment.  Escrow Agent shall have all the rights, powers, duties and obligations provided herein.  All persons dealing with the Escrow Agent are released from inquiry into the decision or authority of the Escrow Agent and from seeing to the application of any monies, securities or other property paid or delivered to the Escrow Fund.  Escrow Agent shall be entitled to charge the Escrow Account for its fees, as determined in accordance with the fee letter attached hereto as Exhibit A, and for reimbursement of reasonable costs and expenses suffered or incurred by Escrow Agent in connection with the performance of its duties and obligations hereunder including, but not limited to, any suit in interpleader brought by Escrow Agent.




     3.  Deposit and Investment of Funds.  (a)  On December 30, 1993,

         -------------------------------


Continental shall deliver $986,827,500, and Pacific shall deliver $538,172,500,


for an aggregate amount of $1,525,000,000 (collectively, the "Funds") to Escrow


Agent, by wire transfer of immediately available funds to such account of Escrow


Agent that Escrow Agent identifies in a writing delivered to Continental and


Pacific.




          (b)  On or before the date hereof, Escrow Agent shall establish at the office of its corporate trust department in Chicago, Illinois and, at all times thereafter until the escrow created by this Escrow Agreement shall have terminated pursuant to Section 6 hereof (the "Escrow Termination Date"), shall maintain a separate account entitled the "Fibreboard Asbestos Claimants Escrow


Account" (the "Escrow Account").

All funds, securities and other property held by the Escrow Agent (collectively,


the "Escrow Assets") at any time pursuant to this Escrow Agreement, including the Funds and all investments, interest, earnings and proceeds thereof and thereon, shall be held in the Escrow Account.  No property other than the Escrow


Assets shall be held in the Escrow Account.  Escrow Agent shall make and maintain, at all times until the Escrow Termination Date, appropriate entries in its books and records to reflect that all of the Escrow Assets existing from time to time are held in the Escrow Account.




          (c)  During the term of this Escrow Agreement, Escrow Agent shall invest and reinvest the Escrow Assets from time to time in obligations backed by the full faith and credit of the United States of America which have a maturity date which is not more than three months from the date of acquisition ("Eligible


Treasury Securities"); provided, however, that pending investment or prompt distribution Escrow Agent may invest funds in an aggregate amount at any time not exceeding the lesser of $10,000,000 or 5% of the amount of the Escrow Assets in (i) a money market fund or funds sponsored by an Eligible Institution (as defined below) or (ii) repurchase agreements with an Eligible Institution with a term of not more than one day for Eligible Treasury Securities, with respect to which such Eligible Treasury Securities are held by Escrow Agent in its account with a Federal Reserve Bank and maintained on its books and records in the


Escrow Account.  An Eligible Institution shall mean a commercial bank having a combined capital and surplus of at least Five Hundred Million Dollars

($500,000,000) and which is well capitalized or adequately capitalized (as such terms are defined in applicable federal regulations).




     The Escrow Agent shall liquidate investments in order to comply with the provisions of this Escrow Agreement without liability for any resulting losses.


Any losses incurred from an investment shall be borne by the Escrow Account.




     4.  Accrued Interest on the Escrow Assets.  All interest and earnings of

         -------------------------------------


the Escrow Assets shall be added to and become part of the Escrow Assets, and shall be held by Escrow Agent under this Escrow Agreement.




     5.  Payments of Amounts Held in Escrow Account.  (a) Subject to Sections

         ------------------------------------------


5(b) and 5(c) hereof, upon termination of the Escrow Agreement pursuant to


Section 6 hereof, Escrow Agent shall distribute all amounts held in the Escrow


Account pursuant to (i) written payment instructions executed by each of


Continental, Pacific, Fibreboard Corporation, Class Counsel (acting on behalf of the Settlement Class), and, after appointment of the Trustees, the Trustees or


(ii) an order obtained after a hearing held on notice to each of Continental,


Pacific, Fibreboard Corporation and Class Counsel (a "Court Order") of the


United States District Court for the Eastern District of Texas.

     (b)  At any time and from time to time during the term of this Escrow


Agreement, Escrow Agent shall (i) at the written direction of each of


Continental, Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the Trustees, the Trustees distribute such amount or amounts to such person or persons and at such time or times as each of Continental,


Pacific, Fibreboard Corporation, Class Counsel, and, after appointment of the


Trustees, the Trustees shall direct in an Interim Payment Direction or (ii) in accordance with a Court Order, distribute such amount or amounts to such person or persons and at such time or times as is specified in the Court Order.  Any payment instructions to the Escrow Agent shall include the mailing address and taxpayer identification number of the person or persons receiving the distribution hereunder.




          (c)  Notwithstanding any contrary provision of this Escrow Agreement,


within the 30-day period following the end of each calendar quarter, Escrow


Agent shall pay to Continental 64.71% and to Pacific 35.29% of 5% of the income earned by the Escrow Account during such calendar quarter.




     6.  Termination.  Escrow Agent shall maintain the Escrow Account and hold

         -----------


the Escrow Assets in escrow pursuant to this Escrow Agreement until receipt of written notice of termination from each of Continental, Pacific, Fibreboard


Corporation, Class Counsel, and, after appointment of the Trustees, the


Trustees.

     7.  Escrow Agent Qualifications.  Escrow Agent shall at all times be (i) a

         ---------------------------


bank, savings and loan association or trust company in good standing, organized and doing business under the laws of the United States or a state of the United


States or a United States branch of a foreign bank, (ii) have combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) and be well capitalized or adequately capitalized (as such terms are defined in applicable federal regulations) and (iii) be authorized under the laws governing its organization to exercise corporate trust powers and be authorized under such laws to enter into and perform this Escrow Agreement.  If Escrow Agent shall at any time cease to have the foregoing qualifications, Escrow Agent shall give notice of resignation to Continental and Pacific as provided in Section 10 hereof and Continental and Pacific agree to thereupon promptly appoint a qualified successor escrow agent in accordance with Section 11.




     8.  Limitations on Liability of Escrow Agent.

         ----------------------------------------


          (a)  Escrow Agent may act upon any written notice, certificate,


instrument, request, waiver, consent, paper or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent,


signed, prescribed, or presented by the proper person or persons acting on behalf of the parties named in paragraph 5(a) and 5(b).  Escrow Agent shall not be liable for any action taken or omitted by it in connection with the performance of its duties and obligations hereunder, except for its own gross negligence or willful misconduct.  Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection with this escrow or this Escrow Agreement unless it is indemnified to its satisfaction by the party or parties who desire that it undertake such action.




          (b)  Escrow Agent shall be under no obligation or liability for failure to inform Continental, Pacific, Fibreboard Corporation or Class Counsel


regarding any transaction or facts within Escrow Agent's knowledge, even though the same may concern the matters described herein, provided they do not prevent or interfere with Escrow Agent's compliance with this Escrow Agreement, nor shall Escrow Agent be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to identity, authority, or rights of any person executing the same, except as above provided.




          (c)  Should Escrow Agent during or after the term of the escrow receive or become aware of any conflicting demands or claims with respect to the


Escrow Account, Escrow Assets or the rights of any of the parties hereto,


Fibreboard Corporation or Class Counsel, Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict is resolved to its satisfaction, and Escrow Agent shall have the further right to commence or defend any action or proceeding for the determination of such conflict.  In the event Escrow Agent should file suit in interpleader and deposit the Escrow


Assets in dispute in a court of competent jurisdiction, it shall be fully released and discharged from all further obligations under this Escrow

Agreement with respect to such Escrow Assets (but such release and discharge shall not relieve Escrow Agent from any liability incurred prior to such event).




          (d)  Escrow Agent may consult with legal counsel satisfactory to it in connection with any dispute, the construction of any provision of this Escrow


Agreement or the duties and obligations of Escrow Agent under this Escrow


Agreement.




     9.  Accounts and Release of Escrow Agent.  (a)  The retention and

         ------------------------------------


distribution of the Escrow Assets in accordance with the terms and provisions of this Escrow Agreement shall fully and completely release Escrow Agent from any obligations or liabilities assumed under this Escrow Agreement with respect to the Escrow Assets.  Nothing in this Escrow Agreement shall be interpreted as depriving the Escrow Agent, Continental, Pacific, Fibreboard Corporation or


Class Counsel of the right to have a judicial settlement of the Escrow Agent's accounts, and upon any proceeding for a judicial settlement of the Escrow


Agent's accounts or for instructions the only necessary parties thereto will be the Escrow Agent, Continental, Pacific, Fibreboard Corporation and Class


Counsel.




          (b)  The Escrow Agent shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between


Continental, Pacific and the Escrow Agent.  Within ten (10) days following the close of each calendar
month, the Escrow Agent shall deliver to Continental, Pacific, Fibreboard


Corporation and Class Counsel a written account of its administration of the escrow during such month and cumulatively for the period from the date hereof through the end of such month, setting forth all investments, receipts,


disbursements and other transactions effected by it, including a description of all investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or received being shown separately),


showing all cash, securities and other property held in the Escrow Account at the end of such month and the book and fair market value of all Escrow Assets.




          (c)  All accounts, books and records maintained pursuant to this


Section shall be opened to inspection and audit at all reasonable times by


Continental, Pacific, Fibreboard Corporation and Class Counsel and their respective representatives.




          (d)  The fair market value of the Escrow Assets shall be determined by the Escrow Agent whenever required pursuant to the Escrow Agreement, but in any event not less than monthly.  The Escrow Agent may base such determination upon such sources of information as it may deem reliable including, but not limited to, information reported in (i) newspapers of general circulation, (ii),


standard financial periodicals or publications, (iii) statistical and valuation services, (iv) the records of securities exchanges or brokerage firms deemed by the Escrow Agent to be reliable, or any combination thereof.  The Escrow Agent shall promptly inform Continental, Pacific,

Fibreboard Corporation and Class Counsel of any such valuation and provide them with complete copies thereof.




     10.  Resignation and Removal of Escrow Agent.  Escrow Agent may be removed

          ---------------------------------------


by the joint action of Continental and Pacific, with or without cause, at any time upon 15 days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.  Escrow Agent may resign at any time upon 60 days' prior written notice to Continental, Pacific, Fibreboard Corporation and Class


Counsel.




     Notwithstanding any resignation or removal of Escrow Agent pursuant to


Section 7 hereof or this Section 10, such resignation or removal shall not be effective and Escrow Agent shall continue to serve in its capacity as Escrow


Agent until (i)  a successor escrow agent is appointed in accordance with the provisions of Section 11 hereof and has accepted such appointment and (ii) the


Escrow Assets together with such records and documents as may be reasonably required to enable the successor escrow agent to properly administer the Escrow


Fund have been transferred to and received by such successor escrow agent.


Continental and Pacific shall promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of Section 11 hereof.




     11.  Appointment of Successor Escrow Agent.  If at any time Escrow Agent

          -------------------------------------


shall resign, be removed or otherwise become incapable of acting as Escrow Agent pursuant to this Escrow Agreement, or if at any time a vacancy shall occur in the office of Escrow Agent for any other cause, a successor Escrow Agent that meets the qualifications set forth in Section 7 shall be appointed jointly by


Continental and Pacific by a written instrument delivered to the successor


Escrow Agent with a copy delivered to the Escrow Agent.  If no successor Escrow


Agent is appointed (i) within 30 days after the time Escrow Agent becomes incapable of acting or a vacancy occurred in the office of Escrow Agent or (ii)


within 60 days of Escrow Agent's giving notice of resignation, any party hereto may petition a court of competent jurisdiction for an appointment of a successor


Escrow Agent.  Upon the appointment and acceptance of any successor Escrow Agent hereunder, Escrow Agent shall transfer the Escrow Assets to its successor.  Upon receipt by the successor Escrow Agent of the Escrow Assets, Escrow Agent shall be discharged from any continuing duties or obligations under this Escrow


Agreement, but such discharge shall not relieve Escrow Agent from any liability incurred prior to such event, and the successor Escrow Agent shall be vested with all rights, powers, duties and obligations of Escrow Agent under this


Agreement.




          12.  IRS Filings and Examinations.  (a) For federal income tax

               -----------------------------


purposes, the parties expect that Continental will be allocated 64.71% of the income, gains and deductions of the Escrow Fund and that Pacific will be allocated 35.29% of the income, gains and deductions of the Escrow Fund and that


Continental and Pacific will each be required to include those items of taxable income, gains and deductions of the Escrow Fund which are attributable to them in computing their separate taxable income and this

Escrow Agreement shall be construed accordingly.  Notwithstanding the foregoing,


Escrow Agent shall timely file such tax and other returns and statements for the


Escrow Account (collectively "Returns"), and shall provide for and pay such taxes, as are required to comply with applicable provisions of the Internal


Revenue Code of 1986, as amended, and of any state or local law and the regulations promulgated thereunder.  The Escrow Agent shall provide all completed Returns to Continental and Pacific at least 10 days in advance of the due date for such Returns and shall obtain the consent of Continental and


Pacific to all Returns before they are filed.  The Escrow Agent is authorized to employ such agents and independent contractors as it deems necessary in its best judgment in order to perform the federal and state tax reporting required by this paragraph.  Continental and Pacific will advise the Escrow Agent of the party who will sign any required federal and state tax returns on behalf of the


Escrow Account.




          (b)  The Escrow Agent agrees that Continental and Pacific shall have the sole and exclusive responsibility for handling any income tax examinations relating to the Escrow Fund.  All costs and expenses of any income tax examination relating to potential tax liability of the Escrow Fund, including the expense of defending any adjustments or proposed adjustments, shall be charged to the Escrow Fund.



          (c)  Escrow Agent agrees that it will inform Continental and Pacific promptly of all questions raised by agents conducting an income tax examination of the Escrow Account and shall cooperate with accountants, tax advisers and counsel retained
by Continental and Pacific in working with the income tax agents and in responding to any questions and proposed tax adjustments.




          13.  Notices.  Any notice or other communication hereunder must be

               -------


given in writing and either (a) delivered in person, (b) transmitted by telex,


telefax or other telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, as follows:




     If to Continental, addressed to:




          Continental Casualty Co.

          Specialty Claims Office, 12th Floor

          50 Fremont Street

          San Francisco, CA  94105

          Attention:  Claim Manager

          Telecopier:  (415) 512-4899




               and




          WACHTELL, LIPTON, ROSEN & KATZ

          51 West 52nd Street

          New York, New York  10019

          Attention:  Herbert M. Wachtell, Esq.

          Telecopier:  (212) 403-2000




               and




          CARROLL, BURDICK & McDONOUGH

          44 Montgomery Street, Suite 400

          San Francisco, CA  94104

          Attention:  Rodney L. Eshelman, Esq.

          Telecopier:  (415) 989-0932

        If to Pacific, addressed to:




          Pacific Indemnity Company

          Chubb & Son Inc.

          15 Mountain View Road

          P.O. Box 1615

          Warren, NJ  07061-1615

          Attention:  Malcolm B. Burton

          Telecopier:  (908) 580-3030




                    and




          WHITE & CASE

          1155 Avenue of the Americas

          New York, NY  10036

          Attention:  Paul J. Bschorr, Esq.

          Telecopier:  (212) 354-8113




        If to Fibreboard, addressed to:




          FIBREBOARD CORPORATION

          2121 North California Blvd.

          Walnut Creek, CA  94596

          Attention:  Michael R. Douglas

                     Senior Vice President and

                      General Counsel

          Telecopier:  (510) 274-0714




                    and




          BROBECK, PHLEGER & HARRISON

          Spear Street Tower

          One Market Plaza

          San Francisco, CA  94105

          Attention:  Stephen M. Snyder, Esq.

          Telecopier:  (415) 442-1020





        If to the Class Counsel, addressed to:




          CAPLIN & DRYSDALE, CHARTERED

          399 Park Avenue

          New York, New York  10022

          Attention:  Elihu Inselbuch
          Telecopier:  (212) 644-6755

        If to Escrow Agent, addressed to:




          The First National Bank of Chicago

          One First National Plaza, Suite 0126

          Chicago, IL 60670-0126

          Attention:  Joseph Cahill

          Telecopier:  (312) 407-1708




or to such other address or to such other person as either party shall have last designated by such notice to the other party.  Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this


Section 13 and an appropriate answer back is received, (ii) if given by mail,


three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.




          14.  Amendments; Waivers.  This Escrow Agreement may be amended only

               -------------------


by (i) an agreement in writing executed by Escrow Agent, Continental, Pacific,


Fibreboard Corporation and Class Counsel, or (ii) pursuant to a Court Order.  No waiver of any provisions nor consent to any exception to the terms of this


Escrow Agreement shall be effective unless in writing and signed by the party to be bound, and then only to the specific purpose, extent and in stance as so provided.




          15.  Counterparts.  This Escrow Agreement and any other agreement (or

               ------------


document) delivered pursuant hereto may be executed in one or more counterparts


and
by different parties in separate counterparts.  All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Escrow Agreement have been signed by each party, and delivered to the other parties.




          16.  Assignment.  Neither this Escrow Agreement nor any rights or

               ----------


obligations under it are assignable.




          17.  Governing Law.  This Escrow Agreement and the legal relations

               -------------


among the parties shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and performed in such state without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective parties.




          18.  Integration.  This Escrow Agreement constitutes the entire

               -----------


agreement and understanding of Continental, Pacific, Fibreboard Corporation and


Class Counsel on the one hand and Escrow Agent on the other with respect to the subject matter of this Escrow Agreement and supersedes all prior agreements and understandings with respect thereto.

          19.  Severability.  If any provision of this Escrow Agreement is held

               ------------


invalid by any court, governmental agency or regulatory body, the other provisions shall remain in full force and effect.




          20.  Parties in Interest.  This Escrow Agreement shall be binding upon

               -------------------


and inure to the benefit of each party, Fibreboard Corporation and Class


Counsel, and nothing in this Escrow Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever by, under or by reason of this Escrow Agreement.  Nothing in this Escrow


Agreement is intended to relieve or discharge the obligation of any third person to, or to confer any right of subrogation or action over against, any party to this Escrow Agreement or Fibreboard Corporation or Class Counsel or Class


Counsel.




          21.  Headings.  The descriptive headings of the Sections of this

               --------


Escrow Agreement are for convenience only and do not constitute a part of this


Escrow Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this


Agreement to be executed on the day and year first above written.




                                        CONTINENTAL CASUALTY COMPANY




                                        By        Laurens F. Terry
                                           ---------------------------------

                                        Title  Vice President
                                               -----------------------------




                                        PACIFIC INDEMNITY CORPORATION




                                        By          John J. Degnan
                                           ---------------------------------

                                        Title  Senior Vice President
                                               -----------------------------




                                        THE FIRST NATIONAL BANK OF CHICAGO




                                        By
                                           ---------------------------------

                                        Title
                                               -----------------------------




AGREED TO:




FIBREBOARD CORPORATION




By       Michael R. Douglas
   ---------------------------------

Title  Senior Vice President and
        General Counsel

       -----------------------------



CLASS COUNSEL



By           Joseph Rice
   ---------------------------------

          Joseph Rice, Esq.



By          Joseph Cox
   ---------------------------------

          Joseph Cox, Esq.



By           Harry Wartnick
   ---------------------------------

          Harry Wartnick, Esq.



By          Steven Kazan
   ---------------------------------

          Steven Kazan, Esq.